Exhibit 99.1

KINDER MORGAN AND EL PASO ANNOUNCE PRELIMINARY

RESULTS OF MERGER CONSIDERATION ELECTIONS

HOUSTON, May 24, 2012 – Kinder Morgan, Inc. (NYSE: KMI) and El Paso Corporation (NYSE: EP) today announced the preliminary results of the elections made by El Paso stockholders regarding their preference as to the form of merger consideration they will receive in connection with El Paso’s pending merger with Kinder Morgan, which is currently expected to be effective at 12:01 a.m., New York City time, on May 25, 2012.

As previously announced, under the terms of the Agreement and Plan of Merger, dated as of October 16, 2011 (the “Merger Agreement”), by and among, among others, Kinder Morgan and El Paso, El Paso stockholders could elect to receive, for each share of El Paso common stock:

•	0.9635 of a share of Kinder Morgan Class P common stock and 0.640 of a warrant to purchase one share of Kinder Morgan Class P common stock (the “Per Share Warrant Consideration”) (a “Stock Election”);

•	$25.91 in cash without interest and the Per Share Warrant Consideration (a “Cash Election”); or

•	0.4187 of a share of Kinder Morgan Class P common stock, $14.65 in cash without interest and the Per Share Warrant Consideration (a “Mixed Election”).

Holders of El Paso equity awards could elect to exchange such equity awards for either a Cash Election or a Mixed Election. All elections are subject to proration and adjustment in accordance with the terms of the Merger Agreement.

Based on available information as of 5:00 p.m., New York City time, on May 23, 2012, the preliminary merger consideration election results were as follows:

•

Holders of approximately 78% of the outstanding shares of El Paso common stock, or 602,178,177 shares of common stock, elected a Stock Election. This includes 47,186,764 shares of common stock subject to guaranteed delivery procedures.

•

Holders of approximately 1% of the outstanding shares of El Paso common stock, or 6,910,140 shares of common stock, elected a Cash Election. This includes 864,035 shares of common stock subject to guaranteed delivery procedures.

(more)

KMI – EP	Page 2

•

Holders of approximately 6% of the outstanding shares of El Paso common stock, or 47,779,109 shares of common stock, elected a Mixed Election. This includes 5,283,608 shares of common stock subject to guaranteed delivery procedures.

•

Holders of approximately 15% of the outstanding shares of El Paso common stock, or 118,888,233 shares of common stock, did not make a valid election or did not deliver a valid election form prior to the election deadline and, therefore, are deemed to have made a Mixed Election.

Elections made pursuant to the notice of guaranteed delivery procedure require the delivery of shares of El Paso common stock to Computershare Trust Company, N.A., the exchange agent for the merger, by 5:00 p.m., New York City time, on May 25, 2012. If the exchange agent does not receive the required stock certificates or book-entry transfer of shares by the guaranteed delivery deadline, the shares of El Paso common stock subject to such elections will be treated as shares deemed to have made a Mixed Election.

After the final results of the merger consideration election process are determined, the final allocation of merger consideration will be calculated in accordance with the terms of the Merger Agreement.

About Kinder Morgan

Kinder Morgan, Inc. (NYSE: KMI) is a leading pipeline transportation and energy storage company in North America. It owns an interest in or operates more than 38,000 miles of pipelines and 180 terminals. Its pipelines transport natural gas, gasoline, crude oil, CO2 and other products, and its terminals store petroleum products and chemicals and handle such products as ethanol, coal, petroleum coke and steel. KMI owns the general partner interest of Kinder Morgan Energy Partners, L.P. (NYSE: KMP), one of the largest publicly traded pipeline limited partnerships in America, along with limited partner interest in KMP and Kinder Morgan Management, LLC (NYSE: KMR). It also operates and owns a 20 percent interest in Natural Gas Pipeline Company of America. Combined, KMI, KMP and KMR constitute the largest midstream energy entity in the United States with an enterprise value of over $65 billion. For more information please visit www.kindermorgan.com.

About El Paso

El Paso Corporation (NYSE: EP) provides natural gas and related energy products in a safe, efficient and dependable manner. The company owns North America’s largest interstate

(more)

KMI – EP	Page 3

natural gas pipeline system, one of North America’s largest independent exploration & production companies and an emerging midstream business. El Paso owns a 42 percent limited partner interest, and the 2 percent general partner interest in El Paso Pipeline Partners, L.P. On October 16, 2011, El Paso Corporation announced that it has entered into a definitive agreement whereby Kinder Morgan, Inc. will acquire all of the outstanding shares of El Paso Corporation. For more information, visit www.elpaso.com.

Kinder Morgan Contacts	El Paso Contacts
Media Relations	Media Relations
Larry Pierce (713) 369-9407	Bruce Connery (713) 420-5855
larry_pierce@kindermorgan.com	bruce.connery@elpaso.com
Richard Wheatley (713) 420-6828
richard.wheatley@elpaso.com

Investor Relations Mindy Mills Thornock (713) 369-9490 mindy_thornock@kindermorgan.com	Investor Relations Bruce Connery (713) 420-5855 bruce.connery@elpaso.com
Bill Baerg (713) 420-2906 bill.baerg@elpaso.com

Cautionary Statement Regarding Forward-Looking Statements

Statements in this document regarding the proposed transaction between KMI and EP, the expected timetable for completing the proposed transactions, future financial and operating results, benefits and synergies of the proposed transaction, future opportunities for the combined company, the expected timetable for completing the sale of EP’s exploration and production assets, the possible drop-down of assets and any other statements about KMI or EP managements’ future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to consummate the proposed merger of EP with KMI; the ability to obtain the requisite regulatory approvals and the satisfaction of other conditions to consummation of the transaction; the possibility that financing might not be available on the terms agreed to; the ability to consummate contemplated asset sales; the ability of KMI to successfully integrate EP’s operations and employees; the ability to realize anticipated synergies and cost savings; the potential impact of announcement of the transaction or consummation of the transaction on relationships, including with employees, suppliers, customers and competitors; the ability to achieve revenue growth; national, international, regional and local economic, competitive and regulatory conditions and developments; technological developments; capital

(more)

KMI – EP	Page 4

and credit markets conditions; inflation rates; interest rates; the political and economic stability of oil producing nations; energy markets, including changes in the price of certain commodities; weather conditions; environmental conditions; business and regulatory or legal decisions; the pace of deregulation of retail natural gas and electricity and certain agricultural products; the timing and success of business development efforts; terrorism; and the other factors described in KMI’s and EP’s Annual Reports on Form 10-K for the year ended December 31, 2011 and their most recent Exchange Act reports filed with the SEC. Except as required by law, KMI and EP disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this document.

###